EXHIBIT 99.1
[MINRAD LETTERHEAD]

TO:                All Employees of Minrad International, Inc. and Minrad, Inc.
FROM:  William Rolfe, Treasurer and Vice President
DATE:           January ___, 2009

     Minrad has entered into a merger agreement with Piramal Healthcare, Inc., Mayflower Acquisition Corp. and Piramal Healthcare Ltd. in which Piramal will acquire Minrad. The stockholders of Minrad must approve the merger agreement prior to it being closed. If the merger closes, stockholders of Minrad will receive $0.12 for each share of Company common stock which such stockholder owns.
     As you know, you have options to acquire shares of Minrad common stock. All of your options have an exercise price that is greater than $0.12 per share. Because the exercise price of your options is greater than $0.12 per share, we are asking that you agree to terminate all of your options effective on the closing of the merger. If the merger were not to occur for any reason, your options would remain in place and unmodified.
     We are requesting that you sign the attached agreement terminating your options and return it to the undersigned. If you have any questions, please contact me.
IMPORTANT INFORMATION
In connection with the proposed merger, Minrad International, Inc. intends to file a proxy statement and related materials concerning the transaction with the U.S. Securities and Exchange Commission, or SEC. THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY WHEN THEY BECOME AVAILABLE.  When available, Minrad International will mail the proxy statement and related materials to its shareholders. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other document and reports filed by Minrad International with the SEC) at the SEC’s website, http://www.sec.gov, and at the Minrad International website, http://www.minrad.com.
Minrad International and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Minrad International shareholders in connection with the proposed merger.  Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Minrad International’s 2008 annual meeting of shareholders filed with the SEC on April 21, 2008, and a Form 10-KSB/A filed by Minrad International with the SEC on April 21, 2008, both of which are available free of charge from the SEC and Minrad International at their web sites as indicated above.  Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by Minrad International with the SEC and which will be available free of charge from the Minrad International and the SEC at their websites, as indicated above.

AGREEMENT TO TERMINATE OPTIONS
     This Agreement to Terminate Options is made between Minrad International, Inc. (the “Company”), a Delaware corporation and                                          (“Employee”) as of January ___, 2009.
     WHEREAS, the Employee holds options to acquire common stock of the Company (the “Options”);
     WHEREAS, the Company has entered into a merger agreement with Piramal Healthcare, Inc., Mayflower Acquisition Corp. (the “Acquiror”) and Piramal Healthcare Ltd. dated as of December 22, 2008 pursuant to which Acquiror (the “Merger”) will merge with and into the Company and each stockholder of the Company will be entitled to receive $0.12 for each share of Company common stock which such stockholder owns (the “Merger Price”).
     WHEREAS, the exercise prices of the Employee’s options are greater than the Merger Price; and
     WHEREAS, inasmuch as the exercise price of the Employee’s options are less than the Merger Price, the Company has requested and the Employee has agreed to terminate the Options.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. Effective upon the consummation of the Merger, all Options owned by the Employee shall be terminated and of no further force and effect, and the Employee shall have no right to acquire equity in the Company pursuant to any Options or any option plan of the Company.
     2. This Agreement may be executed in any number of counterparts and by any of the parties on separate counterparts, all of which together shall constitute one and the same instrument. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or email, shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

COMPANY:

MINRAD INTERNATIONAL, INC.

Name: William Rolfe
Title: Vice President & Treasurer

EMPLOYEE: